CERTIFICATION

The following resolutions were adopted at a meeting of the Board of Directors of Preferred Life Insurance Company of New York on February 26, 1988.


RESOLVED: That this company is hereby authorized to establish one or more separate accounts in accordance with state insurance laws and to issue variable and fixed annuity contracts and variable and fixed life insurance policies with the reserves for such contracts and policies being segregated in such separate accounts or in the general accounts of this company in the manner specified in such accounts.

RESOLVED  FURTHER:       That the President or Vice President - Operations  of
the Company or such other executive officer of this company as shall be designated by the President is hereby authorized to designate such separate accounts as may be deemed necessary or convenient and to register such separate accounts and those variable and fixed annuity contracts and life insurance policies authorized hereby under such federal securities laws as are deemed appropriate.

RESOLVED  FURTHER:        That the President or Vice President - Operations of
this company or such other executive officer of this company as shall be designated by the President is hereby authorized to invest such sums in any separate account established hereby as may be deemed necessary or appropriate to comply with requirements of applicable law.

RESOLVED FURTHER:     That the President of this company and such other
executive officers of this company as may be appropriate, are hereby authorized to do any act necessary or appropriate to carry out the intention of this resolution.

I, the undersigned, do hereby certify that I am the duly elected and qualified Secretary and keeper of the records and corporate seal of Preferred Life Insurance Company of New York, a corporation organized under the laws of the State of New York, and that the foregoing is a full, true and correct copy of the resolutions duly adopted at a meeting of the Board of Directors of said Corporation, convened and held in accordance with the law and articles and bylaws of said Corporation on the 26th day of February, 1988, and that said resolution supersedes all resolutions previously adopted for the purpose stated and is now in full force and effect.

Attest/s/ VICKI L. OSBAUGH                /s/ ALAN A. GROVE
__________________________                ____________________________
                                              Alan A. Grove, Secretary